Exhibit 2.1

ASSIGNMENT AND CONTRIBUTION AGREEMENT

BY AND AMONG

HALO COMPANIES, INC.

(“HALO”)

AND

HALO ASSET MANAGEMENT, LLC

(“ASSIGNEE”)

AND

THE UNDERSIGNED BEING ALL THE MEMBERS OF EQUITAS ASSET MANAGEMENT, LLC

(“COLLECTIVELY ASSIGNORS”)

AND

EQUITAS ASSET MANAGEMENT, LLC

(“EQUITAS”)

December 13, 2010

ASSIGNMENT AND CONTRIBUTION AGREEMENT

THIS ASSIGNMENT AND CONTRIBUTION AGREEMENT (the “Agreement”) is made as of December 13, 2010, by and among Halo Companies, Inc. (“Halo”), Halo Asset Management, LLC, a Texas limited liability company (the “Assignee”), Equitas Asset Management, LLC, a Texas limited liability company (“Equitas”) and the undersigned members of Equitas Asset Management, LLC (collectively the “Assignors”).

WHEREAS, the undersigned members of Equitas Asset Management, LLC collectively own 100% of the outstanding membership interests of Equitas, constituting all of the outstanding membership interests of Equitas;

WHEREAS, the specific percentage of ownership of each member shall be set forth next to that members signature on the signature page;

WHEREAS, Equitas owns 100.00% of the outstanding membership interests of Equitas Housing Fund, L.L.C., a Texas limited liability company (the “Company”), constituting all of the outstanding membership interests of the Company;

WHEREAS, Assignee is a subsidiary of Halo and therefore, all membership interests of Assignors outstanding immediately prior to the Closing shall automatically be exchangeable for fully paid and nonassessable shares of Halo Common Stock at the Exchange Rate as further set forth herein below; and

WHEREAS, Assignors desire to assign and contribute to Assignee, and Assignee desires to acquire from Assignors, 100.00% of the outstanding membership interests of Equitas (the “Interests”) in accordance with the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Assignment and Contribution.  Subject to the terms and conditions of this Agreement, Assignors hereby assign, contribute, convey, transfer and deliver to Assignee, and Assignee hereby accepts and acquires from Assignors and takes assignment and delivery from Assignors, all of Assignors’ right, title and interest in and to the Interests free and clear of all liens, encumbrances, claims, covenants, conditions, and restrictions whatsoever (“Encumbrances”).

2.           Exchange Rate.

(a)           Upon the terms and subject to the conditions set forth herein, in reliance upon the representations, warranties, covenants and agreements of Assignors contained herein, and in exchange for the contribution, assignment, conveyance, transfer and delivery of the Interests, Assignors agree that all of the Interests outstanding immediately prior to Closing shall be exchanged for Twenty-One Million Two Hundred Thousand (21,200,000) fully paid and nonassessable shares of Halo Common Stock at an exchange rate of 212,000 shares of HCI Common Stock issuable to the Assignors for every 1% of the Interests, respectively.

ASSIGNMENT AND CONTRIBUTION AGREEMENT	Page 1

Any shares of Halo Common Stock issued pursuant to this Agreement will not be transferable except (1) pursuant to an effective registration statement under the Securities Act of 1933 or (2) upon receipt by Halo of a written opinion of counsel reasonably satisfactory to Halo to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends shall be placed on all certificates representing shares of Halo Common Stock issued in satisfaction of the Exchange Rate, and on all certificates representing shares of Halo Common Stock, substantially as follows:

“NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.”

(b)           The Exchange Rate will be subject to the following clawback provisions:

(i)           An aggregate of Seven Million Five Hundred Thousand (7,500,000) shares of Halo Common Stock will be subject to clawback (and cancellation) by Halo (the “Cash Clawback”) in the event Equitas Housing Fund, LLC does not generate at least Three Million and No/100 Dollars ($3,000,000) in cash to Halo within twelve months following the Closing.  Halo shall have the right to clawback 2.5 shares of Halo Common Stock for every dollar of the Cash Clawback that is not attained.  Any cash generated by Equitas Housing Fund, LLC will need to be designated for use to benefit the operations of Halo in order to count towards the Cash Clawback.  As cash is generated by Equitas Housing Fund, LLC, Halo and Assignors shall mutually agree to allot any amounts of said cash toward the Cash Clawback; and

(ii)           An aggregate of Thirteen Million Seven Hundred Thousand (13,700,000) shares shall be subject to clawback (and cancellation) by Halo (the “Investment Clawback”) in the event that Equitas Housing Fund fails to generate at least Ten Million and No/100 Dollars ($10,000,000) of cash, net of salary, bonus, operating and other expenses of Equitas Housing Fund, LLC, within twenty-four months following the Closing.  Such cash must be generated in Equitas Housing Fund, LLC’s involvement in the (x) acquisition and ownership of parcels of real property, either directly or as an investor in another legal entity organized to acquire such properties, (y) the sale, lease, exchange, mortgaging, development, and holding of the properties for resale purposes and the raising of capital for the foregoing, and (z) any other things necessary or appropriate in connection with any of those purposes.  Halo shall have the right to claw back 1.37 shares of Halo Common Stock for every dollar of the Investment Clawback that is not attained.  For purposes of this Section 2(b), the cash referenced in Section 2(b)(i) must be generated independently of, and shall not be counted toward, the cash referenced in this Section 2(b)(ii).

ASSIGNMENT AND CONTRIBUTION AGREEMENT	Page 2

(c)           The Exchange Rate paid to the holders of the Interests shall be subject to a lock-up agreement substantially in the form attached hereto as Exhibit A, until such time as the Cash Clawback and the Investment Clawback have been satisfied in full (the “Lock-up Agreement”).

3.           Closing.  In the absence of contrary agreement between the parties, the sale will be closed (the “Closing”) at the offices of Halo Companies, Inc., 700 Central Expy S, Suite 500, Allen, Texas 75013, at a mutually agreeable time but in no event later than December 13, 2010.

4.           Deliveries by Assignors at Closing.

    (a)   At the Closing, Assignors will deliver to Assignee the certificate(s), if any, evidencing the Interests being assigned and contributed duly endorsed in blank or accompanied by a stock power executed in blank in proper form for transfer.

    (b)   An assignment of Assignors’ membership Interest to Assignee.

5.           Delivery by Assignee at Closing.  At the Closing or as soon as practicable possible following Closing, Assignee will deliver to Assignors:

21,200,000 shares of fully paid and nonassessable shares of Halo Common Stock;

6.           Representations and Warranties of Assignors and Equitas. Equitas and Assignors represent and warrant to Assignee severally as to himself or itself as follows:

(a)           Equitas owns of record and beneficially 100% of the membership interests of Equitas Housing Fund, LLC free and clear of all liens, encumbrances, claims, covenants, conditions, and restrictions (other than restrictions under applicable securities laws).

(b)           Assignors own of record and beneficially 100% of the Interests of Equitas and the Interests are owned by each Assignor free and clear of all liens, encumbrances, claims, covenants, conditions, and restrictions (other than restrictions under applicable securities laws).

ASSIGNMENT AND CONTRIBUTION AGREEMENT	Page 3

(c)           Equitas and Assignors have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Equitas and Assignors of this Agreement, and the consummation by Equitas and Assignors of the transactions contemplated hereby, have been duly and validly approved and no other corporate, partnership or other actions or proceedings on the part of Equitas and Assignors is necessary to authorize this Agreement and the transactions contemplated hereby and thereby.  Such Assignors have duly and validly executed and delivered this Agreement.  Assuming due authorization, execution and delivery of this Agreement by Assignee, this Agreement constitutes a legal, valid and binding obligation of Equitas and Assignors.

(d)           Neither the execution nor delivery of this Agreement by Equitas and Assignors nor the consummation by Equitas and Assignors of the transactions herein contemplated conflicts with or results in the material breach of any terms, conditions, or provisions of or constitutes a default under contract, agreement or other instrument to which such Equitas or Assignors are a party.

7.           Representations and Warranties of Assignee.  Assignee represents and warrants to Assignors as follows:

(a)           Assignee has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Assignee of this Agreement, and the consummation by Assignee of the transactions contemplated hereby, have been duly and validly approved and no other corporate, partnership or other actions or proceedings on the part of Assignee are necessary to authorize this Agreement and the transactions contemplated hereby. Assignee has duly and validly executed and delivered this Agreement.  Assuming due authorization, execution and delivery of this Agreement by Assignors, this Agreement constitutes a legal, valid and binding obligation of such Assignee.

(b)           Neither the execution or delivery of this Agreement by Assignee nor the consummation by it of the transactions herein contemplated conflicts with or results in the material breach of any terms, conditions, or provisions of or constitutes a default under any contract, agreement or other instrument to which Assignee is a party.

8.           Other Covenants and Agreements.

8.1           Execution of Additional Documents.  Each party hereto will at any time, and from time to time after the date hereof, upon request of the other party hereto, execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further action, as may be required to carry out the intent of this Agreement, and to transfer the Interests being transferred hereunder; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

ASSIGNMENT AND CONTRIBUTION AGREEMENT	Page 4

8.2           Costs and Expenses.  All costs and expenses incurred in connection with this Agreement by either party and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

9.           Conditions Precedent to Assignee’s Obligation to Close.  Assignee’s obligation to take delivery of the Interests and to take the other actions required to be taken by Assignee at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Assignee, in whole or in part):

(a)             Each of Assignors’ representations and warranties, both collectively and individually, in this Agreement must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing date as if made on the Closing date.

(b)             All of the covenants and obligations that Assignors are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

(c)             Each document required to be delivered pursuant to Section 4 of this Agreement must have been delivered.

(d)             Assignee shall have obtained the approval and all consents from third parties and governmental agencies, if applicable, required to consummate the transactions contemplated hereby including, but not limited to, any consent or approval required by any lender or creditor to release Assignors’ Indebtedness.

10.           Conditions Precedent to Assignors’ Obligation to Close.

(a)             Assignee and Halo shall have furnished to Assignors copies of the text of the resolutions by which the corporate action on the party of Halo necessary to approve this Agreement and the transactions contemplated thereby were taken.

(b)             Assignee and Halo shall have obtained all consents necessary to consummate the transaction contemplated by this Agreement.

(c)             Each document required to be delivered pursuant to Section 5 of this Agreement must have been delivered.

11.           Miscellaneous.

11.1           Binding Effect; Benefits.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.  Notwithstanding anything contained herein to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person (other than the parties hereto, or their respective successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

ASSIGNMENT AND CONTRIBUTION AGREEMENT	Page 5

11.2           Entire Agreement.  This Agreement, together with the other agreements and documents contemplated hereby, constitutes the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms.  This Agreement and the other agreements and documents contemplated hereby supersede all prior understandings, negotiations and agreements concerning the matters specified herein.

11.3           Governing Law. THIS AGREEMENT, AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTION), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF  TEXAS (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

11.4           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.  It is not necessary that each party execute the same counterpart, so long as identical counterparts are executed by all parties.  Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple signature pages affixed thereto constitutes an original counterpart instrument.  All such counterpart signature pages shall be read as though one and they shall have the same force and effect as if all of the parties had executed a single signature page.

11.5           Severability.  If for any reason whatsoever, any one or more of the provisions hereof shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any of the other provisions hereof illegal, inoperative, unenforceable or invalid.  Furthermore, in lieu of each illegal, invalid, unenforceable or inoperative provision, there shall be added automatically, as part of this Agreement, a provision similar in terms of such illegal, invalid, unenforceable or inoperative provision as may be possible and as shall be legal, valid, enforceable and operative.

11.6           Assignability.  Neither this Agreement nor any of the parties' rights hereunder may be assigned or otherwise transferred by any party without the prior written consent of the other parties.

ASSIGNMENT AND CONTRIBUTION AGREEMENT	Page 6

11.7           No Implied Covenants.  Each party, against the other, waives and relinquishes any right to assert, either as a claim or as a defense, that the other party is bound to perform or liable for the nonperformance of any implied covenant or implied duty or implied obligation.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

ASSIGNMENT AND CONTRIBUTION AGREEMENT	Page 7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year hereinabove first set forth.

HALO:

HALO COMPANIES, INC.

By:
Name: BRANDON C. THOMPSON
Title: CEO

ASSIGNEE:

HALO ASSET MANAGEMENT, LLC

By:	Halo Group, Inc., Its Manager

By:
Name: BRANDON C. THOMPSON
Title: CEO

EQUITAS:

EQUITAS ASSET MANAGEMENT, LLC

By:
Name: JAMES TEMME
Title: Manager

ASSIGNMENT AND CONTRIBUTION AGREEMENT	Page 8

ASSIGNORS:

By:

Name:

Membership Interest: ______ %

By:

Name:

Membership Interest: ______ %

By:

Name:

Membership Interest: ______ %

HALO COMPANIES, INC.

By:
Name: BRANDON C. THOMPSON
Title: CEO

Membership Interest: ______ %

ASSIGNMENT AND CONTRIBUTION AGREEMENT	Page 9

Exhibit A

LOCK-UP AGREEMENT

EQUITAS ASSET MANAGEMENT, LLC

The undersigned hereby agrees that for a period commencing on the Closing Date (as defined in that certain Assignment and Contribution Agreement dated December 13, 2010, by and among Halo Companies, Inc., Halo Asset Management, LLC, Equitas Asset Management, LLC, ____________, ________________ and _______________ (the “Assignment and Contribution Agreement”) and expiring upon the satisfaction of the Cash Clawback and the Investment Clawback (as defined the Assignment and Contribution Agreement) (the “Lock-up Period”), he, she or it will not, directly or indirectly, without prior written consent of Halo Companies, Inc., issue, offer, agree or offer to sell, sell, grant an option for the purchase of sale, of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of Halo Companies, Inc., which represent shares issued pursuant to the Assignment and Contribution Agreement (the “Securities”).

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Securities.  The undersigned further agrees that in the event the Cash Clawback and Investment Clawback are not fully satisfied, the undersigned will take every action necessary as requested by Halo Companies, Inc., to assist in the clawback and cancellation of any Securities that the undersigned is obligated to return to Halo Companies, Inc. pursuant to the terms of the Assignment and Contribution Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the 13th day of December, 2010.

Halo Companies, Inc.

Name:	Brandon C. Thompson, CEO

Address:

City, State, Zip Code:

SSN or Taxpayer I.D. Number

ASSIGNMENT AND CONTRIBUTION AGREEMENT	Page 10